EXHIBIT A

          Statement of Filing Persons pursuant to Rule 13d-1(k)(1)(iii)


Each of Interwest Group, Inc., Anschutz Company, and Philip F. Anschutz ("Filing Persons") hereby agree that this Schedule 13D Amendment No. 6 is filed on behalf of each of the Filing Persons.


INTERWEST GROUP, INC.

By: /s/ THOMAS G. KUNDERT                           October 21, 1999
    ---------------------------                     ------------------
        Thomas G. Kundert                           Date
        Treasurer




ANSCHUTZ COMPANY

By: Philip F. Anschutz
    Chairman

    By: /s/ ROBERT M. SWYSGOOD                      October 21, 1999
        -----------------------------------         ------------------
            Robert M. Swysgood***                   Date
            Attorney-in-fact




PHILIP F. ANSCHUTZ

By: /s/ ROBERT M. SWYSGOOD                          October 21, 1999
    -----------------------------------             ------------------
        Robert M. Swysgood***                       Date
        Attorney-in-fact



*** Philip F. Anschutz executed a power of attorney that authorizes Robert M. Swysgood to sign this Amendment No. 6 to the Schedule 13D on his behalf as an individual and on his behalf as Chairman of Anschutz Company. A copy of the power of attorney is filed as Exhibit A with this Amendment No. 6 to the Schedule 13D.

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